Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2020

•Third quarter 2020 revenue of $3.0 billion (down 3.2% year-over-year)
•Parts and services organic revenue declined 4.5% year-over-year
•Net income1 of $193 million (up 27.4%); adjusted net income of $228 million (up 20.9%)
•Targeted cost and productivity actions continue to contribute to operating leverage
•Diluted EPS1 of $0.64 (up 30.6%); adjusted diluted EPS of $0.75 (up 23.0%)
•Year-to-date 2020 operating cash flow of $1.1 billion (up 17.6%); free cash flow of $1.0 billion (up 28.1%)
•Reduced borrowings by $256 million; year-to-date debt paydown of $1.0 billion
•Net leverage down to 2.0x EBITDA
•Liquidity up to $2.7 billion as of September 30, 2020
•Share repurchase program to recommence in the fourth quarter 2020

Chicago, IL (October 29, 2020) -- LKQ Corporation (Nasdaq: LKQ) today reported third quarter 2020 results that reflect continued improvement in revenue trends, operational and balance sheet productivity, and further debt reduction.

“We delivered exceptionally strong third quarter results owing to the resilience and dedication of the entire LKQ organization. I couldn’t be prouder of what our global team accomplished during these unprecedented times,” noted Dominick Zarcone, President and Chief Executive Officer. “Facing a continued challenging demand environment, our team maintained their sharp focus on the cost structure, and we achieved the highest quarterly earnings in the Company’s history and delivered year-over-year margin improvements in each of our operating segments, with North America also achieving its highest level of segment EBITDA margin in the Company’s history. Additionally, year-to-date we have generated over $1.0 billion in global free cash flow. These metrics validate the continued focus of our team on our key operating initiatives of profitable revenue growth, enhanced margins and free cash flow generation.”

Third Quarter 2020 Financial Results

Revenue for the third quarter of 2020 was $3.0 billion, a decrease of 3.2% as compared to $3.1 billion in the third quarter of 2019. For the third quarter of 2020, parts and services organic revenue decreased 4.5% year-over-year, while the net impact of acquisition and divestitures revenue was (1.0%) and foreign exchange rates was 2.1%, for a total parts and services revenue decline of 3.4%.
Net income for the third quarter of 2020 was $193 million as compared to $152 million for the same period in 2019, an increase of 27.4% year-over-year. Diluted earnings per share for the third quarter was $0.64 as compared to $0.49 for the same period of 2019, an increase of 30.6% year-over-year.

1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

On an adjusted basis, net income was $228 million compared to $189 million in the same period of 2019. Adjusted diluted earnings per share for the third quarter was $0.75 as compared to $0.61 for the same period of 2019, a 23.0% increase.
Cash Flow and Balance Sheet
Cash flow from operations totaled $222 million during the third quarter of 2020, for a year-to-date total of $1.1 billion. Free cash flow in the quarter totaled $189 million, bringing the total to $1.0 billion in the first nine months of 2020. The Company made $256 million of net repayments on borrowings during the quarter, for a total year-to-date debt reduction of $1.0 billion. As of September 30, 2020, LKQ’s balance sheet reflected net debt of $2.7 billion, the lowest net debt level since the second quarter of 2017. Net leverage, as defined in our credit facility, decreased to 2.0x EBITDA. As of September 30, 2020, the Company had approximately $2.7 billion in available liquidity, including $2.3 billion available under the credit facilities and $421 million of cash and cash equivalents.
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented, “At the onset of the pandemic, we prioritized cash flow and a strong balance sheet, and during the quarter we maintained that focus by yet again delivering strong operating cash flow pushing the year to date total to over $1.1 billion. We continue to monitor market conditions to manage cash flow and liquidity so that we have the flexibility to deploy capital into the highest return opportunities, including resuming our share repurchase program.”

Non-GAAP Financial Measures
This release contains, and management’s presentation on the conference call will refer to, non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on October 29, 2020 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 7976288#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 7976288#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 12, 2020. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OE recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):
•effects on our business from the disruption to economic activity caused by the COVID-19 pandemic, including a substantial decrease in the demand for our products and services, interruptions to supply chains, and the inability of customers to pay for products and services;
•employment-related issues arising from the COVID-19 pandemic, including employment law claims resulting from the layoffs and furloughs of employees to reduce costs during the period of decreased demand, increased healthcare costs, workforce shortages, and health and safety issues at the workplace;
•changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;
•increasing competition in the automotive parts industry (including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);
•fluctuations in the pricing of new OEM replacement products;

•changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;
•changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;
•our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest underperforming businesses;
•our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;
•the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;
•restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs or government agencies of intellectual property rights;
•restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;
•variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;
•the increase of accident avoidance systems being installed in vehicles;
•the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;
•fluctuations in the prices of fuel, scrap metal and other commodities;
•changes in laws or regulations affecting our business;
•higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;
•price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;
•changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;
•declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business;
•additional unionization efforts, new collective bargaining agreements, and work stoppages;
•our ability to develop and implement the operational and financial systems needed to manage our operations;
•interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;
•costs of complying with laws relating to the security of personal information;
•product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;
•costs associated with recalls of the products we sell;
•potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;
•inaccuracies in the data relating to our industry published by independent sources upon which we rely;
•currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;
•our ability to obtain financing on acceptable terms to finance our growth;

•our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility due to the effects of the COVID-19 pandemic on our business;
•changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and
•disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
	2020		2019
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,047,684	100.0%	$3,147,773	100.0%	$(100,089)	(3.2%)
Cost of goods sold	1,848,309	60.6%	1,930,146	61.3%	(81,837)	(4.2%)
Restructuring expenses - cost of goods sold	833	0.0%	17,298	0.5%	(16,465)	(95.2%)
Gross margin	1,198,542	39.3%	1,200,329	38.1%	(1,787)	(0.1%)
Selling, general and administrative expenses	813,893	26.7%	892,124	28.3%	(78,231)	(8.8%)
Restructuring and acquisition related expenses	20,495	0.7%	8,929	0.3%	11,566	n/m
Gain on disposal of businesses and impairment of net assets held for sale	(503)	(0.0%)	(3,601)	(0.1%)	3,098	(86.0%)
Depreciation and amortization	68,655	2.3%	71,513	2.3%	(2,858)	(4.0%)
Operating income	296,002	9.7%	231,364	7.4%	64,638	27.9%
Other expense (income):
Interest expense, net of interest income	25,182	0.8%	32,104	1.0%	(6,922)	(21.6%)
Gain on debt extinguishment	—	0.0%	(128)	(0.0%)	128	n/m
Other expense (income), net	2,492	0.1%	(5,939)	(0.2%)	8,431	n/m
Total other expense, net	27,674	0.9%	26,037	0.8%	1,637	6.3%
Income from continuing operations before provision for income taxes	268,328	8.8%	205,327	6.5%	63,001	30.7%
Provision for income taxes	78,510	2.6%	57,747	1.8%	20,763	36.0%
Equity in earnings of unconsolidated subsidiaries	4,113	0.1%	4,232	0.1%	(119)	(2.8%)
Income from continuing operations	193,931	6.4%	151,812	4.8%	42,119	27.7%
Net income from discontinued operations	—	0.0%	781	0.0%	(781)	n/m
Net income	193,931	6.4%	152,593	4.8%	41,338	27.1%
Less: net income (loss) attributable to continuing noncontrolling interest	448	0.0%	(46)	(0.0%)	494	n/m
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	376	0.0%	(376)	n/m
Net income attributable to LKQ stockholders	$193,483	6.3%	$152,263	4.8%	$41,220	27.1%

Basic earnings per share: (2)
Income from continuing operations	$0.64		$0.49		$0.15	30.6%
Net income from discontinued operations	—		0.00		(0.00)	n/m
Net income	0.64		0.50		0.14	28.0%
Less: net income (loss) attributable to continuing noncontrolling interest	0.00		(0.00)		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.64		$0.50		$0.14	28.0%

Diluted earnings per share: (2)
Income from continuing operations	$0.64		$0.49		$0.15	30.6%
Net income from discontinued operations	—		0.00		(0.00)	n/m
Net income	0.64		0.50		0.14	28.0%
Less: net income (loss) attributable to continuing noncontrolling interest	0.00		(0.00)		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.64		$0.49		$0.15	30.6%

Weighted average common shares outstanding:
Basic	304,271		307,230		(2.959)	(1.0%)
Diluted	304,566		307,960		(3.394)	(1.1%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
	2020		2019
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$8,674,942	100.0%	$9,496,249	100.0%	$(821,307)	(8.6%)
Cost of goods sold	5,244,946	60.5%	5,823,171	61.3%	(578,225)	(9.9%)
Restructuring expenses - cost of goods sold	6,574	0.1%	17,298	0.2%	(10,724)	(62.0%)
Gross margin	3,423,422	39.5%	3,655,780	38.5%	(232,358)	(6.4%)
Selling, general and administrative expenses	2,451,073	28.3%	2,687,024	28.3%	(235,951)	(8.8%)
Restructuring and acquisition related expenses	52,415	0.6%	20,613	0.2%	31,802	n/m
Loss on disposal of businesses and impairment of net assets held for sale	1,733	0.0%	44,919	0.5%	(43,186)	(96.1%)
Depreciation and amortization	199,897	2.3%	213,349	2.2%	(13,452)	(6.3%)
Operating income	718,304	8.3%	689,875	7.3%	28,429	4.1%
Other expense (income):
Interest expense, net of interest income	76,729	0.9%	104,077	1.1%	(27,348)	(26.3%)
Loss (gain) on debt extinguishment	12,751	0.1%	(128)	(0.0%)	12,879	n/m
Other income, net	(9,304)	(0.1%)	(15,523)	(0.2%)	6,219	(40.1%)
Total other expense, net	80,176	0.9%	88,426	0.9%	(8,250)	(9.3%)
Income from continuing operations before provision for income taxes	638,128	7.4%	601,449	6.3%	36,679	6.1%
Provision for income taxes	180,790	2.1%	165,122	1.7%	15,668	9.5%
Equity in earnings (losses) of unconsolidated subsidiaries	1,980	0.0%	(33,745)	(0.4%)	35,725	n/m
Income from continuing operations	459,318	5.3%	402,582	4.2%	56,736	14.1%
Net (loss) income from discontinued operations	(638)	(0.0%)	1,179	0.0%	(1,817)	n/m
Net income	458,680	5.3%	403,761	4.3%	54,919	13.6%
Less: net income attributable to continuing noncontrolling interest	1,166	0.0%	2,321	0.0%	(1,155)	(49.8%)
Less: net income attributable to discontinued noncontrolling interest	103	0.0%	568	0.0%	(465)	(81.9%)
Net income attributable to LKQ stockholders	$457,411	5.3%	$400,872	4.2%	$56,539	14.1%

Basic earnings per share: (2)
Income from continuing operations	$1.51		$1.29		$0.22	17.1%
Net (loss) income from discontinued operations	(0.00)		0.00		(0.00)	n/m
Net income	1.50		1.30		0.20	15.4%
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.01)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$1.50		$1.29		$0.21	16.3%

Diluted earnings per share: (2)
Income from continuing operations	$1.51		$1.29		$0.22	17.1%
Net (loss) income from discontinued operations	(0.00)		0.00		(0.00)	n/m
Net income	1.50		1.29		0.21	16.3%
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.01)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$1.50		$1.28		$0.22	17.2%

Weighted average common shares outstanding:
Basic	304,837		311,360		(6,523)	(2.1%)
Diluted	305,171		312,204		(7,033)	(2.3%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$421,382	$523,020
Receivables, net	1,174,504	1,131,132
Inventories	2,245,846	2,772,777
Prepaid expenses and other current assets	260,776	260,890
Total current assets	4,102,508	4,687,819
Property, plant and equipment, net	1,204,766	1,234,400
Operating lease assets, net	1,283,212	1,308,511
Intangible assets:
Goodwill	4,473,576	4,406,535
Other intangibles, net	799,460	850,338
Equity method investments	147,536	139,243
Other noncurrent assets	150,154	153,110
Total assets	$12,161,212	$12,779,956
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$847,733	$942,795
Accrued expenses:
Accrued payroll-related liabilities	196,581	179,203
Refund liability	106,442	97,314
Other accrued expenses	356,858	289,683
Other current liabilities	102,374	121,623
Current portion of operating lease liabilities	219,239	221,527
Current portion of long-term obligations	97,268	326,367
Total current liabilities	1,926,495	2,178,512
Long-term operating lease liabilities, excluding current portion	1,122,116	1,137,597
Long-term obligations, excluding current portion	3,009,638	3,715,389
Deferred income taxes	304,898	310,129
Other noncurrent liabilities	358,402	365,672
Commitments and contingencies
Redeemable noncontrolling interest	24,077	24,077
Stockholders' equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 320,830,051 shares issued and 304,334,136 shares outstanding at September 30, 2020; 319,927,243 shares issued and 306,731,328 shares outstanding at December 31, 2019	3,208	3,199
Additional paid-in capital	1,439,493	1,418,239
Retained earnings	4,595,028	4,140,136
Accumulated other comprehensive loss	(209,722)	(200,885)
Treasury stock, at cost; 16,495,915 shares at September 30, 2020 and 13,195,915 shares at December 31, 2019	(439,819)	(351,813)
Total Company stockholders' equity	5,388,188	5,008,876
Noncontrolling interest	27,398	39,704
Total stockholders' equity	5,415,586	5,048,580
Total liabilities and stockholders' equity	$12,161,212	$12,779,956

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$458,680	$403,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	220,636	230,239
Impairment of equity method investments	—	39,551
Loss on disposal of businesses and impairment of net assets held for sale	1,733	44,919
Stock-based compensation expense	22,851	20,837
Loss (gain) on debt extinguishment	12,751	(128)
Other	(12,053)	(13,192)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(28,622)	(102,381)
Inventories	535,348	148,237
Prepaid income taxes/income taxes payable	(22,510)	40,711
Accounts payable	(105,719)	90,879
Other operating assets and liabilities	51,546	61,738
Net cash provided by operating activities	1,134,641	965,171
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(109,949)	(165,551)
Proceeds from disposals of property, plant and equipment	12,937	6,402
Acquisitions, net of cash acquired	(7,107)	(14,517)
Proceeds from disposal of businesses, net of cash sold	4,603	19,505
Investments in unconsolidated subsidiaries	(6,917)	(6,894)
Other investing activities, net	—	966
Net cash used in investing activities	(106,433)	(160,089)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early-redemption premium	(9,498)	—
Repayment of U.S. Notes (2023)	(600,000)	—
Borrowings under revolving credit facilities	599,485	390,275
Repayments under revolving credit facilities	(949,381)	(613,758)
Repayments under term loans	(13,125)	(6,563)
Borrowings under receivables securitization facility	111,300	36,600
Repayments under receivables securitization facility	(111,300)	(146,600)
Payment of notes issued from acquisitions	—	(19,123)
Repayments of other debt, net	(74,822)	(31,587)
Purchase of treasury stock	(88,006)	(291,813)
Other financing activities, net	(15,436)	(7,125)
Net cash used in financing activities	(1,150,783)	(689,694)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9,100	(9,702)
Net (decrease) increase in cash, cash equivalents and restricted cash	(113,475)	105,686
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	528,387	337,250
Add: Cash, cash equivalents and restricted cash of discontinued operations, beginning of period	6,470	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period	534,857	337,250
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period	421,382	442,936
Less: Cash and cash equivalents of discontinued operations, end of period	—	4,328
Cash, cash equivalents and restricted cash, end of period	$421,382	$438,608

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2020	2019	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,007,001	$1,145,402	$(138,401)	(12.1%)
Europe	1,479,174	1,446,392	32,782	2.3%
Specialty	399,554	394,204	5,350	1.4%
Parts and services	2,885,729	2,985,998	(100,269)	(3.4%)
Other	161,955	161,775	180	0.1%
Total	$3,047,684	$3,147,773	$(100,089)	(3.2%)

Revenue changes by category for the three months ended September 30, 2020 vs. 2019:

	Revenue Change Attributable to:
	Organic	Acquisition and Divestiture	Foreign Exchange	Total Change (1)
North America	(11.3%)	(0.7%)	(0.1%)	(12.1%)
Europe	(0.7%)	(1.5%)	4.5%	2.3%
Specialty	1.1%	0.3%	(0.1%)	1.4%
Parts and services	(4.5%)	(1.0%)	2.1%	(3.4%)
Other	(0.1%)	—%	0.2%	0.1%
Total	(4.3%)	(0.9%)	2.0%	(3.2%)

The following unaudited tables compare certain third party revenue categories:

	Nine Months Ended
	September 30,
	2020	2019	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,007,169	$3,466,582	$(459,413)	(13.3%)
Europe	4,043,473	4,398,185	(354,712)	(8.1%)
Specialty	1,150,962	1,157,023	(6,061)	(0.5%)
Parts and services	8,201,604	9,021,790	(820,186)	(9.1%)
Other	473,338	474,459	(1,121)	(0.2%)
Total	$8,674,942	$9,496,249	$(821,307)	(8.6%)

Revenue changes by category for the nine months ended September 30, 2020 vs 2019:

	Revenue Change Attributable to:
	Organic	Acquisition and Divestiture	Foreign Exchange	Total Change (1)
North America	(12.7%)	(0.4%)	(0.1%)	(13.3%)
Europe	(7.0%)	(0.7%)	(0.4%)	(8.1%)
Specialty	(0.6%)	0.2%	(0.2%)	(0.5%)
Parts and services	(8.4%)	(0.5%)	(0.2%)	(9.1%)
Other	(0.7%)	0.5%	(0.0)%	(0.2%)
Total	(8.0%)	(0.4%)	(0.2%)	(8.6%)

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Nine Months Ended
	September 30, 2020		September 30, 2020
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	(3.4%)	2.3%	(9.1)%	(8.1)%
Less: Currency impact	2.1%	4.5%	(0.2)%	(0.4)%
Revenue growth at constant currency	(5.5%)	(2.2%)	(8.9%)	(7.7%)

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,164,241		$1,302,147		$3,465,831		$3,926,222
Europe	1,484,099		1,451,483		4,058,878		4,413,264
Specialty	400,429		395,314		1,153,885		1,160,687
Eliminations	(1,085)		(1,171)		(3,652)		(3,924)
Total revenue	$3,047,684		$3,147,773		$8,674,942		$9,496,249
Segment EBITDA
North America	$204,957	17.6%	$166,310	12.8%	$565,949	16.3%	$532,994	13.6%
Europe	136,165	9.2%	124,712	8.6%	303,814	7.5%	346,291	7.8%
Specialty	48,340	12.1%	45,464	11.5%	132,805	11.5%	135,790	11.7%
Total Segment EBITDA	$389,462	12.8%	$336,486	10.7%	$1,002,568	11.6%	$1,015,075	10.7%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands)
Net income	$193,931	$152,593	$458,680	$403,761
Less: net income (loss) attributable to continuing noncontrolling interest	448	(46)	1,166	2,321
Less: net income attributable to discontinued noncontrolling interest	—	376	103	568
Net income attributable to LKQ stockholders	193,483	152,263	457,411	400,872
Subtract:
Net income (loss) from discontinued operations	—	781	(638)	1,179
Net income attributable to discontinued noncontrolling interest	—	(376)	(103)	(568)
Net income from continuing operations attributable to LKQ stockholders	193,483	151,858	458,152	400,261
Add:
Depreciation and amortization	68,655	71,513	199,897	213,349
Depreciation and amortization - cost of goods sold	7,067	5,391	16,162	15,916
Depreciation and amortization - restructuring expenses (1)	605	974	4,577	974
Interest expense, net of interest income	25,182	32,104	76,729	104,077
(Gain) loss on debt extinguishment	—	(128)	12,751	(128)
Provision for income taxes	78,510	57,747	180,790	165,122
EBITDA	373,502	319,459	949,058	899,571
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	4,113	4,232	1,980	(33,745)
Add:
Restructuring and acquisition related expenses (1)	19,890	7,955	47,838	19,639
Restructuring expenses - cost of goods sold	833	17,130	6,494	17,130
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(503)	(3,601)	1,733	44,919
Change in fair value of contingent consideration liabilities	(147)	(225)	(575)	71
Segment EBITDA	$389,462	$336,486	$1,002,568	$1,015,075

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	6.3%	4.8%	5.3%	4.2%

EBITDA as a percentage of revenue	12.3%	10.1%	10.9%	9.5%

Segment EBITDA as a percentage of revenue	12.8%	10.7%	11.6%	10.7%

(1) The sum of these two amounts represents the total amount that is reported in Restructuring and acquisition related expenses in the Unaudited Condensed Consolidated Statements of Income.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands, except per share data)
Net income	$193,931	$152,593	$458,680	$403,761
Less: net income (loss) attributable to continuing noncontrolling interest	448	(46)	1,166	2,321
Less: net income attributable to discontinued noncontrolling interest	—	376	103	568
Net income attributable to LKQ stockholders	193,483	152,263	457,411	400,872
Subtract:
Net income (loss) from discontinued operations	—	781	(638)	1,179
Net income attributable to discontinued noncontrolling interest	—	(376)	(103)	(568)
Net income from continuing operations attributable to LKQ stockholders	193,483	151,858	458,152	400,261
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	24,916	31,176	73,238	94,111
Restructuring and acquisition related expenses	20,495	8,929	52,415	20,613
Restructuring expenses - cost of goods sold	833	17,298	6,574	17,298
Change in fair value of contingent consideration liabilities	(147)	(225)	(575)	71
(Gain) loss on debt extinguishment	—	(128)	12,751	(128)
(Gain) loss on disposal of businesses and impairment of net assets held for sale	(503)	(3,601)	1,733	44,919
Impairment of equity method investments	—	—	—	39,551
Excess tax expense (benefit) from stock-based payments	428	(1,055)	(273)	(1,333)
Tax effect of adjustments	(11,360)	(15,511)	(38,320)	(46,438)
Adjusted net income from continuing operations attributable to LKQ stockholders	$228,145	$188,741	$565,695	$568,925

Weighted average diluted common shares outstanding	304,566	307,960	305,171	312,204

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.64	$0.49	$1.50	$1.28

Adjusted	$0.75	$0.61	$1.85	$1.82

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands)
Net cash provided by operating activities	$221,589	$326,767	$1,134,641	$965,171
Less: purchases of property, plant and equipment	32,648	64,283	109,949	165,551
Free cash flow	$188,941	$262,484	$1,024,692	$799,620

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands)
Gross margin	$1,198,542	$1,200,329	$3,423,422	$3,655,780
Add: Restructuring expenses - cost of goods sold	833	17,298	6,574	17,298
Adjusted gross margin	$1,199,375	$1,217,627	$3,429,996	$3,673,078

Gross margin %	39.3%	38.1%	39.5%	38.5%

Adjusted gross margin %	39.4%	38.7%	39.5%	38.7%

North America Adjusted Gross Margin	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands)
Gross margin	$534,357	$576,081	$1,599,704	$1,734,520
Add: Restructuring expenses - cost of goods sold	918	311	4,036	311
Adjusted gross margin	$535,275	$576,392	$1,603,740	$1,734,831

Gross margin %	45.9%	44.2%	46.2%	44.2%

Adjusted gross margin %	46.0%	44.3%	46.3%	44.2%

Europe Adjusted Gross Margin	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
(In thousands)
Gross margin	$549,975	$512,756	$1,502,445	$1,590,292
Add: Restructuring expenses - cost of goods sold	(85)	16,987	2,538	16,987
Adjusted gross margin	$549,890	$529,743	$1,504,983	$1,607,279

Gross margin %	37.1%	35.3%	37.0%	36.0%

Adjusted gross margin %	37.1%	36.5%	37.1%	36.4%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate the operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. We believe adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Total Debt to Net Debt:

	September 30, 2020	December 31, 2019
(In thousands)
Current portion of long-term obligations	$97,268	$326,367
Long-term obligations, excluding current portion	3,009,638	3,715,389
Total debt, net of debt issuance costs	3,106,906	4,041,756
Add: Debt issuance costs	26,559	30,270
Total debt	3,133,465	4,072,026
Less: Cash and cash equivalents	421,382	523,020
Net debt	$2,712,083	$3,549,006
We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.